EXHIBIT (A)(4)


                               STATE OF WISCONSIN
                      DEPARTMENT OF FINANCIAL INSTITUTIONS
                    DIVISION OF CORPORATE & CONSUMER SERVICES


              ARTICLES OF AMENDMENT - STOCK, FOR-PROFIT CORPORATION


         A. The present corporate name (prior to any change effected by this amendment) is: THOMPSON PLUMB FUNDS, INC.

         Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

                  RESOLVED, THAT the articles of incorporation be amended as follows:

                           Article 4, Section A of the Amended and Restated
                  Articles of Incorporation, as amended (the "Articles"), is hereby amended to eliminate the series called the "Thompson Plumb Balanced Fund." As a result of this change, the third sentence of Article 4, Section A of the Articles is hereby amended to read in its entirety as follows:

                           "The following series have been designated, subject
                  to the authority of the Board of Directors to create additional series, with each series having an indefinite number of shares:

                                    Thompson Plumb Growth Fund
                                    Thompson Plumb Growth Bond Fund
                                    Thompson Plumb Growth Select Fund
                                    Thompson Plumb Growth Blue Chip Fund"


















FILING FEE - $40.00 See instructions, suggestions and procedures on following pages.


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         B.       Amendment(s) adopted on January 16, 2004.

                  (Indicate the method of adoption by checking (X) the appropriate choice below.)

                  |_| In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

                           OR

                  |X| In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

                           OR

                  |_| In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)


         C.       Executed on January 30, 2004      /s/ Thomas G. Plumb
                                                    ----------------------------
                                                                   (Signature)

                  Title:   |X|  President   |_|  Secretary
                  or other officer title                       Thomas G. Plumb
                                         -----------------     -----------------
                                                                (Printed name)


This document was drafted by Charles M. Weber, Esq.
                             ---------------------------------------------------
                               (Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)
------------

Submit one original and one exact copy to Dept. of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00 payable to the department. Filing fee is nonrefundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.


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ARTICLES OF AMENDMENT - Stock, For-Profit Corporation

         Charles M. Weber, Esq.
         Quarles & Brady LLP
         411 E. Wisconsin Avenue
         Milwaukee WI  53202

Your return address and phone number during the day: (414) 277-5107.

INSTRUCTIONS (Continued)
------------

A. State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., "Resolved, that Article 1 of the articles of incorporation be amended to read: . . . .(enter the amended article).
         If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s).

         By Board of Directors - Refer to sec. 180.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

         By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information.

         By Incorporators or Board of Directors - Before issuance of shares - See sec. 180.1005, Wis. Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is not empowered to sign.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

FILING FEE  - $40.00.


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